Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF CALIFORNIA

In re: Tvia, Inc.	Case No.	08-55860

CHAPTER 11
MONTHLY OPERATING REPORT
(GENERAL BUSINESS CASE)
SUMMARY OF FINANCIAL STATUS

MONTH ENDED:	Oct-08	PETITION DATE:	10/15/08

1. Debtor in possession (or trustee) hereby submits this Monthly Operating Report on the Accrual Basis of accounting (or if checked here the Office of the U.S. Trustee or the Court has approved the Cash Basis of Accounting for the Debtor).
Dollars reported in $1
	End of Current	End of Prior	As of Petition
	Month	Month	Filing
2. Asset and Liability Structure
a. Current Assets	$5,263,901

b. Total Assets	$5,301,863		$5,324,767

c. Current Liabilities	$61,017

d. Total Liabilities	$103,478		$984,831

			Cumulative
	Current Month	Prior Month	(Case to Date)
3. Statement of Cash Receipts & Disbursements for Month
a. Total Receipts	$22,530		$22,530

b. Total Disbursements	$23,277		$23,277

c. Excess (Deficiency) of Receipts Over Disbursements (a - b)	$(747)	$0	$(747)

d. Cash Balance Beginning of Month	$0		$0

e. Cash Balance End of Month (c + d)	$(747)	$0	$(747)

			Cumulative
	Current Month	Prior Month	(Case to Date)
4. Profit/(Loss) from the Statement of Operations	$(89,139)

5. Account Receivables (Pre and Post Petition)	$234,749

6. Post-Petition Liabilities	$61,017

7. Past Due Post-Petition Account Payables (over 30 days)	$0

At the end of this reporting month:		Yes	No
8. Have any payments been made on pre-petition debt, other than payments in the normal course to secured creditors or lessors? (if yes, attach listing including date of payment, amount of payment and name of payee)
			X

9. Have any payments been made to professionals? (if yes, attach listing including date of payment, amount of payment and name of payee)			X

10. If the answer is yes to 8 or 9, were all such payments approved by the court?		N/A

11. Have any payments been made to officers, insiders, shareholders, relatives? (if yes, attach listing including date of payment, amount and reason for payment, and name of payee)		X

12. Is the estate insured for replacement cost of assets and for general liability?		X

13. Are a plan and disclosure statement on file?			X

14. Was there any post-petition borrowing during this reporting period?			X

15. Check if paid: Post-petition taxes ☑ ; U.S. Trustee Quarterly Fees ☐; Check if filing is current for: Post-petition tax reporting and tax returns: ☐.
(Attach explanation, if post-petition taxes or U.S. Trustee Quarterly Fees are not paid current or if post-petition tax reporting and tax return filings are not current.)
I declare under penalty of perjury I have reviewed the above summary and attached financial statements, and after making reasonable inquiry believe these documents are correct.
Date: 12/3/2008 0:00

Responsible Individual